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                                  Exhibit 99.4


CELLULAR COMMUNICATIONS, INC.                         PROXY
110 East 59th Street               Solicited on behalf of the BOARD OF DIRECTORS
New York, New York 10022           for the Special Meeting on July 30, 1996

The undersigned hereby appoints George S. Blumenthal, William B. Ginsberg and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of Cellular Communications, Inc. to be held on Tuesday, July 30, 1996, at 10:00 a.m. New York time, and at any adjournment or adjournments thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

         1. Approval and adoption of the Agreement and Plan of Merger, dated as of April 5, 1996 among Cellular Communications, Inc., AirTouch Communications, Inc., and AirTouch Cellular and the transactions contemplated thereby, including the Merger.

                          For            Against             Abstain

                         / /              / /                 / /

         2.       Approval of the redemption of the CCI Rights.

                          For            Against             Abstain

                         / /              / /                 / /

         3. In their discretion, to act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                           Unless otherwise indicated this proxy will be voted "FOR" the proposals referred to herein.


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                           Dated ____________, 1996
                           In case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer.

PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS AND RETURN IN THE ENCLOSED ENVELOPE.